Exhibit 10.1

Execution Version

UNSECURED PROMISSORY NOTE

December 11, 2025

FOR VALUE RECEIVED, Applied Therapeutics, Inc., a Delaware corporation (the “Company”), hereby promises to pay to Cycle Group Holdings Limited, a private limited company incorporated in England and Wales (the “Lender”), in lawful money of the United States and in immediately available funds, the principal sum of any amounts borrowed hereunder up to a total of EIGHT MILLION AND FIVE HUNDRED THOUSAND UNITED STATES DOLLARS ($8,500,000), or so much thereof as shall have been advanced by the Lender to the Company as principal of Loans under this Unsecured Promissory Note (this “Note”), together with all accrued and unpaid interest thereon, in the amounts, at the times, in the manner and subject to the terms and conditions set forth in this Note. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), among the Lender, Purchaser (as defined therein) and the Company. This Note is referred to as the “Promissory Note” in the Merger Agreement.

1. Loans.

(a) Subject to the terms and conditions set forth in this Note, on or after the date hereof, the Lender shall make loans (the initial loan and each such subsequent loan, a “Loan” and, collectively, the “Loans”) to the Company in accordance with the terms hereof, provided that the aggregate principal amount of all Loans advanced hereunder shall in no event exceed eight million and five hundred thousand United States dollars ($8,500,000). Subject to the immediately preceding sentence, the Company may request Loans under this Note by submitting to the Lender, not less than three (3) Business Days prior to the proposed funding date of such Loan (or such later time as agreed to by the Lender in its sole discretion), a request in the form of Exhibit A hereto (each, a “Loan Request”) duly executed by the Company, specifying (i) the amount of such Loan (which shall not exceed two million United States dollars ($2,000,000)), (ii) the requested funding date, which shall be no sooner than three (3) Business Days following the issuance of such Loan Request, and (iii) the account to which the proceeds of such Loan are to be disbursed. Notwithstanding anything herein to the contrary, the requirement to deliver a Loan Request may be waived by the Lender at any time in its sole discretion.

(b) The Company irrevocably authorizes the Lender to make or cause to be made, at or about the time of the making of any Loan under this Note or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note as Annex I or the continuation of such grid, or any other similar record, including computer records, accurately reflecting the making of such Loan, or the receipt of such payment.

(c) The outstanding amount of the Loans set forth on the grid attached to this Note as Annex I or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Loans shall, absent manifest error, be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording (absent manifest error), any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Company hereunder to make payments of principal of and interest on this Note when due.

2. Conditions. The Lender shall not be obligated to make any Loan unless each of the following conditions shall have been satisfied or waived, in each case in the sole discretion of the Lender:

(a) Both before and after giving effect to the making of such Loan by the Lender, the following statements shall be true and correct:

(i) the representations and warranties of the Company set forth in this Note shall be true and correct in all material respects with the same effect as if made on the date of incurrence of any Loan hereunder (except to the extent such representations and warranties by their explicit terms relate to a specific earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date); and

(ii) no Event of Default shall have then occurred and be continuing or would result after giving effect to the making of a Loan by the Lender.

(b) The Company shall have delivered a certificate to the Lender certifying that the proceeds of such Loan shall be used exclusively for Approved Purposes or included such a certification in the Loan Request with respect to such Loan.

3. Repayment/Termination; Interest; Other Credit Terms.

(a) Repayment/Termination. On the date that is the earliest of (i) the date that is one (1) Business Day following the valid termination of the Merger Agreement by either the Lender or the Company, pursuant to and in accordance with Article VIII of the Merger Agreement and (ii) the date on which the Loans are accelerated in accordance with the terms of this Note and (iii) the date that is ten (10) days after the Closing Date (as defined in the Merger Agreement) (the “Maturity Date”), the Company shall pay the aggregate unpaid principal amount of this Note, together with accrued and unpaid interest thereon. All principal and interest shall be payable in lawful money of the United States of America.

(b) Interest. The outstanding principal amount of this Note shall bear interest (calculated on the basis of a 365-day year for the actual number of days elapsed) at a fixed rate of twenty-four percent (24%) per annum from the date when made until payment in full. All accrued and unpaid interest is due and payable in full in cash on the Maturity Date. After the occurrence and during the continuance of an Event of Default, additional interest at an additional rate of five percent (5%) shall accrue and be payable by the Company to the Lender on demand.

(c) Limitations on Interest Rates. Notwithstanding any provision in this Note to the contrary, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable federal or state interest rate laws. If any payments in the nature of interest, additional interest and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable federal or state law, the amount held to be in excess shall be considered payment of principal under this Note and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable federal or state interest rate laws.

(d) Gross-up/Withholding. All payments of interest shall be made of free and clear of withholding or other deduction, except as required by law. To the extent withholding is required as a result of a change in law or official interpretation thereof after the date of funding, the Company will pay additional amounts sufficient so that the Lender receives a net amount equal to the amount it would have received had no such withholding or deduction been required, subject to customary exceptions including assignments and transfers of the loan to a person that is subject to withholding.

4. Place of Payments; No Setoff. All amounts payable hereunder shall be made for the account of the Lender at such place as the Lender may designate to the Company in writing from time to time. Each payment hereunder, whether for principal, interest or otherwise, shall be made without setoff, counterclaim, defense, condition or reservation of right.

5. Prepayments.

(a) Voluntary Prepayments. This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. The Company shall notify the Lender in writing of its intention to prepay this Note at least one (1) Business Day prior to any such prepayment.

(b) Mandatory Prepayments. If the Company incurs or issues any indebtedness for borrowed money or obligations evidenced by notes, bonds, debentures or similar instruments (“Indebtedness”) not permitted to be incurred or issued pursuant to Section 8(a), the Company shall prepay, or cause to be prepaid, an aggregate principal amount of this Note equal to one hundred percent (100%) of all Net Proceeds received therefrom on or prior to the date which is one (1) Business Day after the receipt by the Company of such Net Proceeds. “Net Proceeds” shall mean with respect to the incurrence or issuance of any indebtedness by the Company, the excess, if any, of (i) the sum of the cash and cash equivalents received in connection with such incurrence or issuance over (ii) all taxes paid or reasonably estimated to be payable and all fees and expenses incurred in connection with such incurrence or issuance.

(c) Application of Payments. Any prepayment shall be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note. A prepayment of less than all of the unpaid principal amount of this Note shall not relieve the Company of its obligation to make the scheduled payment of the balance of the principal amount and any accrued and unpaid interest on this Note on the Maturity Date.

6. Representations and Warranties. The Company hereby warrants and represents to the Lender as follows:

(a) Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and to execute, deliver and perform the terms of this Note.

(b) Note Authorized; Binding Obligations. The execution, delivery and performance of this Note have been duly and validly authorized and approved by all necessary corporate action on the part of the Company and this Note constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors’ rights generally, and subject to general principles of equity.

(c) Consents; No Contravention. The execution, delivery and performance by the Company of this Note (i) does not require any approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Body, except such as have been obtained or made and are in full force and effect and (ii) will not violate any applicable law or regulation or the organizational documents of the Company or any order of any Governmental Body applicable to the Company or any of its subsidiaries.

7. Affirmative Covenants. The Company covenants that so long as any obligation remains unpaid or unsatisfied hereunder, the Company shall:

(a) Approved Budget. On Friday of each calendar week after the date hereof (or if such Friday is not a Business Day, then the immediately succeeding Business Day) when any Loan is then outstanding, deliver to the Lender a budget with detail and in form consistent with the budget attached as Exhibit B hereto (the “Initial Approved Budget”), which updated budgets shall, if approved by the Lender in its sole discretion, become the “Approved Budget”. Unless and until the Lender approves a budget, the prior Approved Budget (which may be the Initial Approved Budget) shall remain the Approved Budget. In the event that an updated budget is rejected by the Lender, the Company may revise and resubmit such budget which, if approved by the Lender in its sole discretion, shall become the Approved Budget.

(b) Payment Reports. On Friday of each calendar week commencing after the date hereof (or if such Friday is not a Business Day, then the immediately succeeding Business Day) when any Loan is then outstanding, deliver to the Lender a complete and itemized list of payments made by the Company during such calendar week ending on such Friday (or immediately succeeding Business Day, as applicable), including a reconciliation against the Approved Budget then in effect.

(c) Approved Purposes. Use the proceeds of any Loan under this Note only for working capital and general corporation purposes set forth in the Approved Budget (“Approved Purposes”) and not for any other purpose. For avoidance of doubt, “Approved Purposes” shall not include, without limitation, any dividends, distributions, redemptions or stock repurchases or any bonus compensation for employees.

8. Negative Covenants. The Company covenants that so long as any obligation remains unpaid or unsatisfied hereunder, the Company shall not:

(a) (i) incur any Indebtedness, renew or extend any existing credit or loan arrangements, enter into any “keep well” or other agreement to maintain any financial condition of another Person or enter into any agreement or arrangement having the economic effect of any of the foregoing, except for short-term Indebtedness incurred in the ordinary course of business consistent with past practice; (ii) forgive any loans or make any loans or advances to any other Person, other than in the ordinary course of business consistent with past practice, (iii) make any capital contributions to, or investments in, any other Person or (iv) repurchase, prepay or refinance any Indebtedness (except to the extent required pursuant to any Contract in effect on the date hereof and made available to Parent on or prior to the date hereof or pursuant to the Merger Agreement);

(b) (i) authorize, declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any Shares or other Company Securities or (ii) directly or indirectly redeem, repurchase or otherwise acquire any Shares or other Company Security except, in each case, (A) as a result of net share settlement of any Company Equity Award or to satisfy the exercise price or withholding Tax obligations in respect of any Company Equity Award, (B) any forfeitures or repurchases of Company Equity Awards in accordance with the terms thereof or (C) any exercises of Company Warrants pursuant to the terms thereof; or

(c) except as required by the terms of a Company Plan in effect as of the date hereof, pay any bonus compensation to any of its current or former directors, officers, employees or individual independent contracts.

9. Events of Default; Remedies.

(a) Events of Default. Each of the following events shall be an “Event of Default” hereunder:

(i) Payment Default. The Company fails to pay timely: (A) the principal amount due under this Note when the same becomes due and payable, whether upon final maturity, upon the date set by the Company in a written notice to the Lender for the prepayment in whole or in part of the outstanding principal of this Note, or otherwise; or (B) any accrued interest (including default rate interest) or other amounts due under this Note on the date the same becomes due and payable or within five (5) Business Days thereafter; or

(ii) Breach of Covenants. The Company shall fail to comply with (A) the covenants set forth in Sections 7(a) and 7(b) hereto and continuance of such failure for two (2) Business Days or (B) any other obligations under this Note (and not constituting an Event of Default under any other provision of this Section 9(a)); or

(iii) Voluntary Bankruptcy or Insolvency Proceedings. The Company (A) files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law for the relief of, or relating to, debtors, now or hereafter in effect; (B) applies for or consents to the appointment of a custodian, receiver, trustee, sequestrator, conservator or similar official for the Company or for a substantial part of the Company’s assets; (C) makes a general assignment for the benefit of creditors; or (D) becomes unable to, or admits in writing its inability to, pay its debts generally as they come due; or

(iv) Involuntary Bankruptcy or Insolvency Proceedings. An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within thirty (30) days), under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, sequestrator, conservator, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company; or

(v) Non-Permitted Payments. The Company has applied the proceeds of any Loans to payments in excess of amounts permitted for such purpose under the Approved Budget as in effect at the time of such payment and within one (1) Business Day of the Company becoming aware that such payments exceeded the amounts permitted under the Approved Budget, (A) such excess payments have not been cancelled, refunded, reversed or otherwise reduced to comply with the Approved Budget and (B) the Company has not made any voluntary prepayment of the Loans in an amount equal to or greater than such excess amount.

(b) Remedies. Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Lender so long as such Event of Default is continuing in the case of Section 9(a)(i), (ii) or (v), or automatically, in the case of Section 9(a)(iii) or (iv), be immediately due and payable by the Company; provided, however, that if the Company fails to provide written notice to the Lender within three (3) Business Days of the Company becoming aware of the occurrence of an Event of Default under Section 9(a)(i), (ii) or (v), then all unpaid principal, accrued interest and other amounts owing hereunder shall be immediately due and payable by the Company. In addition to the remedies herein, upon the occurrence or existence of any Event of Default, the Lender may exercise any other right, power or remedy granted to it by the Merger Agreement or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

10. Waiver; Representations and Expenses. The Company waives presentment, notice of dishonor, protest and notice of protest of this Note and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note, and shall pay all reasonable out-of-pocket costs and expenses of collection when incurred by the Lender, including, without limitation, reasonable attorneys’ fees and expenses. No extension nor indulgence granted from time to time shall be construed as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of the rights of the Lender herein.

11. Notices. Any notice or demand to be given to Lender or the Company pursuant to this Note shall be in writing (including by facsimile transmission; provided, that any notice or demand transmitted by facsimile shall be immediately confirmed by a telephone call to the recipient at the number specified on the signature pages hereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on the signature pages hereof (or to such other address as shall otherwise be designated by like notice by the Lender, to the Company or by the Company to the Lender, as the case may be). Except as otherwise provided in this Note, all such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next day) delivery, or transmitted by facsimile machine, respectively, or if delivered, upon delivery.

12. Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (A) the Company may not assign or transfer any of its rights or obligations under this Note without the prior written consent of the Lender and (B) the Lender may not assign or transfer any of its rights or obligations under this Note without the prior written consent of the Company. Company shall maintain a register reflecting the ownership of the Note and any transfer thereof and an interest in the Note may only be transferred by the surrender of the Note to the Company and the issuance of the Note or a replacement note to the transferee.

13. Headings. Section and subsection headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose or given any substantive effect.

14. Severability. Whenever possible, each provision of this Note shall be interpreted in such a manner as to be valid, legal and enforceable under the applicable law of any jurisdiction. Without limiting the generality of the foregoing sentence, in case any provision of this Note shall be invalid, illegal or unenforceable under the applicable law of any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

15. Amendments and Waivers. No amendment, modification, forbearance or waiver of any provision of this Note, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Lender and the Company.

16. Governing Law. This Note shall be governed by, and construed in accordance with, the Laws of the State of Delaware regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

17. Entire Agreement. This Note and the Merger Agreement constitute the entire understanding between the parties with respect to the subject matter hereof and thereof, and all prior promissory notes and all prior or contemporaneous written and oral agreements, understandings, representations and statements with respect thereto are merged into, and replaced and superseded by this Note.

18. Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this Note, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Note in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided, that, each of the parties hereto has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS NOTE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER,

(II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as of the date first written above.

Applied Therapeutics, Inc.,

a Delaware corporation

By:	/s/ Les Funtleyder
Name: Les Funtleyder
Title: Interim Chief Executive Officer and Chief Financial Officer

Notice Address:

Applied Therapeutics, Inc.

545 Fifth Avenue, Suite 1400

Attention: Les Funtleyder

Email: Lfuntleyder@appliedtherapeutics.com

with a copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention: Sarah Young

Email: sarah.young@ropesgray.com

[Signature Page to Promissory Note]

AGREED TO AND ACCEPTED:

CYCLE GROUP HOLDINGS LIMITED

a private limited company incorporated in England and Wales

By:	/s/ James Harrison
Name: James Harrison
Title: Chief Executive Officer

Notice Address:

Cycle Group Holdings Limited

Broers Building

21 JJ Thomson Ave

Cambridge, CB3 0FA

United Kingdom

Attention: James Harrison and Andrea Reiner

Email: [REDACTED]

with a copy to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Michael R. Patrone and Amanda J. Gill

Email: MPatrone@goodwinlaw.com and AGill@goodwinlaw.com

[Signature Page to Promissory Note]

ANNEX I

Date	Amount of Loan	Amount of Principal Paid	Balance of Principal Unpaid	Notation Made By

EXHIBIT A

[Form of] LOAN REQUEST

Cycle Group Holdings Limited

Broers Building

21 JJ Thomson Ave

Cambridge, CB3 0FA

United Kingdom

Attention: James Harrison and Andrea Reiner

Email: [REDACTED]

Re: Loan under Promissory Note

[Date]

Ladies and Gentlemen:

Reference is made to the Promissory Note, dated as of December [__], 2025 (as amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified from time to time, the “Note”), issued by [Alpha], Inc., a Delaware corporation (the “Company”), in favor of and acknowledged by Cycle Group Holdings Limited, a private limited company incorporated in England and Wales (the “Lender”). The Company hereby gives you notice pursuant to Section 1(a) of the Note that it requests a Loan under the Note, and that in connection therewith sets forth below the terms on which such Loan is requested to be made:

(A)	Principal amount of Loan:	$[____]

(B)	Date of Borrowing (which is a Business Day):	[____]

(C)	Wire instructions for account(s) to which funds are to be disbursed:

Bank: [_____]

Account No.: [_____]

ABA/Routing No.: [_____]

The Company hereby represents and warrants that (i) the proceeds of such Loan shall be used exclusively for Approved Purposes and (ii) both before and after giving effect to the making of such Loan, the statements set forth in Section 2(a) of the Note are true and correct.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Loan Request as of the date first written above.

APPLIED THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to Loan Request]

Exhibit B

Initial Approved Budget

See attached.